HUCK INTERNATIONAL, INC.
                            ------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

                          (Effective January 1, 1992)

                            HUCK INTERNATIONAL, INC.
                            ------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

                           (Effective January 1, 1992)

                                TABLE OF CONTENTS
                                -----------------


           Article I.  Adoption of Plan
           ----------------------------

           1.1   Adoption                                       1
           1.2   Purpose                                        1
           1.3   Construction                                   1

           Article II.  Coverage
           ---------------------

           2.1   Participants                                   2
           2.2   Transfer of Benefits                           2

           Article III.  Benefits
           ----------------------

           3.1   Separate Accounting                            3
           3.2   Credits to Accounts                            3
           3.3   Vesting/Forfeiture                             4
           3.4   Payment of Benefits                            5
           3.5   Preretirement Spousal Death Benefit            5
           3.6   Income Tax Withholding                         5

           Article IV.  Cost of Benefits
           -----------------------------

           4.1   Current Expense                                6
           4.2   No Employee Contributions                      6

           Article V.  Administration
           --------------------------

           5.1   Administration                                 7
           5.2   Finality of Determination                      7
           5.3   Expenses                                       7
           5.4   Indemnification and Exculpation                7

           Article VI.  Limitation of Participant's Rights
           -----------------------------------------------

           6.1   No Contract of Employment                      8
           6.2   Unsecured Creditor                             8
           6.3   No Trust                                       8
           6.4   Plan Binding                                   9

           Article VII.  Amendment or Termination
           --------------------------------------

           7.1   Right to Amend or Terminate Plan              10
           7.2   Limitations                                   10

                            HUCK INTERNATIONAL, INC.
                            ------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

                           (Effective January 1, 1992)

                                TABLE OF CONTENTS
                                -----------------

                                   (Continued)

           Article VIII.  Miscellaneous Provisions
           ---------------------------------------

           8.1   Nonalienation of Benefits                     11
           8.2   Payments for the Benefit of Employee          11
           8.3   Use of Words                                  11
           8.4   Headings                                      11
           8.5   Savings Clause                                11

           Article IX.  Definitions
           ------------------------

           9.1   Definitions                                   12

                            HUCK INTERNATIONAL, INC.
                            ------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

                           (Effective January 1, 1992)


                          Article I. Adoption of Plan
                          ---------------------------

     1.1 Adoption. Effective January 1, 1992, Huck International, Inc., a wholly owned subsidiary of Thiokol Corporation ("Employer"), hereby adopts the Huck International, Inc. Supplemental Executive Retirement Plan ("Plan").

     1.2 Purpose. The sole purpose of the Plan is to supplement the retirement benefits of certain key executive Employees who participate in the Huck International, Inc. Personal Retirement Account Plan ("PRA"), a tax-qualified retirement plan under section 401(a) of the Internal Revenue Code of 1986, as amended, by expanding the compensation on which benefits are calculated, by providing a higher contribution rate than the PRA, and by providing benefits that cannot be paid by the PRA on account of Code section 415.

     1.3 Construction. The Plan shall be construed in accordance with Delaware law, except where preempted by federal law. It is intended that the Plan shall be unfunded and maintained by the Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, so that the Plan constitutes a "top hat" plan and is exempt from the requirements of Parts 2, 3, and 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All provisions of the Plan shall be interpreted in accordance with such intentions.


                      Article II.  Coverage
                      ---------------------


     2.1 Participants. An Employee shall be a Participant under the Plan if the Employee is eligible to participate in the PRA for the Plan Year and is a participant in the Thiokol Corporation Executive Plan or the Thiokol Key Executive Bonus Plan.

     2.2 Transfer of Benefits. Employees who participated in the Federal-Mogul Supplemental Executive Retirement Agreement ("Prior Plan") on November 1, 1991 shall have the value of their accrued benefit transferred to this Plan as of the Effective Date, if still employed by the Employer on the Effective Date.


                             Article III. Benefits
                             ---------------------


     3.1 Separate Accounting. A separate unfunded book account is maintained for each Participant. A Participant's accrued benefit under the Plan is equal to the Participant's account balance.

     3.2 Credits to Accounts. A Participant's account balance will equal the sum of the amounts in subsections (a), (b), and (c), and reduced by the amount in subsection (d).

     (a) Initial Account Balance. As of the Effective Date, an amount shall be credited to the Participant's account equal to the accrued benefit, if any, of the Participant in the Prior Plan plus interest for the period from November 1, 1991 to the Effective Date at the rate that was in effect under the Prior Plan on November 1, 1991.

     (b) Benefit Credits. As of the last day of each calendar month of active participation under the PRA, the following amount shall be credited to the Participant's account:

          (1) 2 1/2 percent of Plan Compensation received by the Participant for each such calendar month which ends prior to his attainment of age 30;

          (2) 3 3/4 percent of Plan Compensation received by the Participant for each such calendar month which ends prior to his attainment of age 40 but subsequent to his attainment of age 30;

          (3) 5 percent of Plan Compensation received by the Participant for each such calendar month which ends prior to his attainment of age 50 but subsequent to his attainment of age 40;

          (4) 7 1/2 percent of Plan Compensation received by the Participant for each such calendar month which ends prior to his attainment of age 60 but subsequent to his attainment of age 50; and

          (5) 10 percent of Plan Compensation received by the Participant for each such calendar month subsequent to his attainment of age 60.


     (c) Interest Equivalent Credits. A Participant's account balance shall receive a credit as of the last day of each calendar month equal to the product of (1) the immediate interest used by the PBGC to value lump sum benefits for plans terminating as of the first day of the Plan Year, compounded monthly at a simple annual rate and (2) the Participant's account balance as of such last day of the calendar month.

     (d) PRA. When a Participant's benefit becomes payable, the Participant's account balance shall be reduced by the account balance payable under the PRA (after taking into account the limitations imposed by Code section 415).

     3.3 Vesting/Forfeiture. The vested percentage of a Participant's benefit under this Plan shall be equal to the vested percentage of the Participant's accrued benefit under the PRA; however, a Participant shall forfeit all benefits under the Plan if--

     (a) the Participant engages in a willful, deliberate, or gross act of commission or omission which is injurious to the finances or reputation of the Employer or any of its affiliates;

     (b) prior to age 65, the Participant serves as a director, officer, partner, employee, consultant, agent, or representative of any business entity which sells any product or service in direct competition with any product or service sold by the Employer or any affiliate; or

     (c)  the Participant breaches any agreement with the Employer.

     3.4 Payment of Benefits. The retirement benefit under this Plan shall be paid to a Participant in the form of a single life annuity commencing in the same month as the Participant's retirement benefits commence under the PRA. Such single life annuity shall be an actuarial equivalent of the Participant's account balance using the actuarial assumptions of the PRA or as otherwise determined by the Committee. In lieu of the single life annuity, a Participant may elect to receive his benefits in the form of a joint and survivor annuity or a lump sum amount equal to his account balance, provided that the Committee consents to such lump sum benefit.

     3.5 Preretirement Spousal Death Benefit. If a married Participant dies before his annuity starting date, the vested portion of his account balance shall be applied to the purchase of a single life annuity contract payable for the life of the surviving spouse, or if elected by the surviving spouse, the vested portion shall be paid to the spouse in a lump sum amount provided that the Committee consents.

     3.6 Income Tax Withholding. The Company shall deduct from all payments under this Plan the amount of any applicable income and employment tax withholding requirements.


                       Article IV.  Cost of Benefits
                       -----------------------------


     4.1 Current Expense. The entire cost of providing benefits under the Plan shall be paid by the Employer out of its current operating budget, and the Employer's obligations under the Plan shall be an unfunded and unsecured promise to pay. The Employer shall not be obligated under any circumstances to fund its obligations under the Plan.

     4.2 No Employee Contributions. No contributions by Employees are required or permitted under the Plan.


                           Article V. Administration
                           -------------------------


     5.1 Administration. The Plan shall be administered by the Committee. The Committee shall have the same rights and authority granted to it under 7.01, 7.02, and 7.03 of the PRA, the terms of which are incorporated herein.

     5.2 Finality of Determination. The determination of the Committee as to any interpretations of this Plan, its correction of any defect or any omission, or reconciliation of any inconsistency or disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

     5.3 Expenses. The expenses of administering the Plan shall be borne by the Company.

     5.4 Indemnification and Exculpation. The members of the Committee, its agents, and officers, directors, and employees of the Employer shall be indemnified and held harmless by the Employer against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Employer's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.


                 Article VI.  Limitation of Participant's Rights
                 -----------------------------------------------


     6.1 No Contract of Employment. The Plan shall not be deemed to create an express or implied contract of employment between the Company or the Employer and any Participant and shall create no right in any Participant to continue in employment for any specific period of time, or to continue at the Participant's present rate of compensation or any other rate of compensation, or to create any other rights in any Participant or obligations on the part of the Company or the Employer, except as provided in this document or in any written employment contract. The Plan shall not restrict the right of the Employer to terminate any Participant, or restrict the right of any Participant to terminate his employment. This Plan shall not confer any right of participation or right of continuing participation in any Thiokol Corporation bonus plan.

     6.2 Unsecured Creditor. The rights of any Employee or any person claiming through the Employee under the Plan shall be solely those of an unsecured general creditor of the Company. Any Employee, or any person claiming through the Employee, shall only have the right to receive from the Employer those payments as specified in this Plan. Each Participant agrees that he or any person claiming through him shall have no rights or interests in any assets of the Employer.

     6.3 No Trust. No asset used or acquired by the Employer in connection with the liabilities it has assumed under the Plan shall be deemed to be held under any trust for the benefit of any Participant. Nor shall any such asset be considered security for the performance of the obligations of the Employer, but shall be, and remain, a general unpledged and unrestricted asset of the Employer, except as provided by separate agreement and as permitted under Internal Revenue Service and Department of Labor rules and regulations for unfunded supplemental retirement plans.

     6.4 Plan Binding. The Plan is binding on the beneficiaries, executor, and administrator of the Participant, and upon the successors (by sale or otherwise) of the Company who succeed to substantially all the assets and the business of the Company.


                    Article VII.  Amendment or Termination
                    --------------------------------------


     7.1 Right to Amend or Terminate Plan. The Employer reserves the right to unilaterally amend or terminate the Plan in whole or in part in any manner deemed appropriate by its Board of Directors.

     7.2 Limitations. Notwithstanding section 7.1, no such amendment or termination shall reduce or otherwise affect the benefits payable to or on behalf of any Participant that have accrued prior to such amendment or termination without the written consent of the Participant (or beneficiary, if applicable). In addition, the complete or partial termination of this Plan shall have the same effect on the vesting of benefits accrued to date under this Plan as in the case of a complete or partial termination of the PRA.


                    Article VIII.  Miscellaneous Provisions
                    ---------------------------------------


     8.1 Nonalienation of Benefits. Any attempt to sell, transfer, alienate, encumber, assign, pledge, collateralize, or attach any benefits under the Plan shall be void and will not be recognized by the Employer.

     8.2 Payments for the Benefit of Employee. If the Employer finds that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, the Company may cause the payments becoming due to such person to be paid to another individual for such person's benefit, without responsibility on the part of the Company to follow application of such payment. Any such payment shall be a payment on account of such person and shall operate as a complete discharge of the Employer from all liability under the Plan.

     8.3 Use of Words. Wherever any words are used in the Plan in the masculine gender, they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used in the Plan in the singular form, they shall be construed as though they also were used in the plural form in all cases where they would so apply, and vice versa.

     8.4 Headings. Headings of articles and sections herein are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction of the Plan.

     8.5 Savings Clause. If any provisions of the Plan shall be for any reason invalid or unenforceable, the remaining provisions nevertheless shall be carried into effect.


                              Article IX. Definitions
                              -----------------------


     9.1 Definitions. Terms capitalized in the text of this Plan shall have the meanings referred to below, unless the context requires otherwise. Terms not defined herein shall be construed in reference to the same or similar terms as used in the PRA.

     (a)  Code. The Internal Revenue Code of 1986, as amended.

     (b)  Committee. The Thiokol Plan Administration Committee.

     (c)  Effective Date. January 1, 1992.

     (d) Employee. An individual who works under the direct supervision and control of the Employer.

     (e) Employer. Huck International, Inc., formerly known as Huck Manufacturing Company.

     (f) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     (g)  Participant. A key executive Employee who satisfies the conditions of section 2.1.

     (h) Plan. The Huck International, Inc. Supplemental Executive Retirement Plan, as described in this instrument and any amendments.

     (i) Plan Compensation. The employee's base salary (without regard to any salary reduction agreements under Code section 401(k)), plus any amount awarded to the employee under one of Thiokol Corporation's executive bonus plans, other than the long-term incentive program and stock options exercised and paid during the Plan Year.

     (j)  Plan Year. The 12-month period ending December 31.

     (k)  PRA. The Huck International, Inc. Personal Retirement Account Plan.

     (l) Prior Plan. The Federal-Mogul Corporation Supplemental Executive Retirement Plan, executed as of January 1, 1989.

                              * * * * * * * * * *

     IN WITNESS WHEREOF, Huck International, Inc. has caused the Plan to be executed effective as of January 1, 1992.

                                      HUCK INTERNATIONAL, INC.


ATTEST:
                                  By ---------------------------



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